UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

on

Date of report (Date of earliest event reported) May 1, 2023

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction
of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S Rita Road, #1500, Tucson, AZ	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 1.01 – Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 below.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 1, 2023, the board of directors of Applied Energetics appointed Stephen W. McCahon, age 64, to serve as Chief Science Officer. The company and Dr. McCahon entered into an Executive Employment Agreement, pursuant to which he is to serve for an initial term through December 2025, with automatic renewal for additional one-year periods thereafter unless either party terminates the agreement. The agreement calls for salary of $300,000 annualized for 2023, $325,000 for 2024 and $350,000 for 2025, plus standard benefits.

Dr. McCahon has been a scientific researcher, technology developer, and entrepreneur for over 30 years. He has co-authored more than 50 scientific publications and has more than 30 patents issued, patents pending, or invention disclosures in preparation for patent submission. He was an original founder of Applied Energetics, Inc. and then returned to the company to serve as our Chief Scientist, pursuant to a Consulting Agreement, dated as of May 24, 2019, providing input into the strategic direction of the Company and assistance in building relationships in the defense markets. Compensation under his Executive Employment Agreement is consistent with his compensation package under his Consulting Agreement which it supersedes.

Dr. McCahon was a Member of the Research Staff in the Optical Physics Department at the Hughes Research Laboratory in Malibu, California from 1986 to 1996 performing basic research in the area of optical physics and non-linear optical materials. In 1996, Dr. McCahon moved to Raytheon (Hughes) Missile Systems Co, in Tucson, AZ, during which time as was significantly responsible for the successful creation and development of the Directed Energy Weapons Product Line and served as its Chief Scientist. He left Raytheon in 2002 to co-found Applied Energetics Inc. in Tucson, AZ to develop Directed Energy Weapons for the Defense Department including very high energy and average power ultrashort pulse laser sources and Laser Guided Energy (LGE®) technologies. In April 2010, Dr. McCahon left Applied Energetics to form Applied Optical Sciences where he developed technologies related to the application of optical physics to a broad range of areas, including photonics and ultrashort pulse laser development. Dr. McCahon is a graduate of the University of Southern California (BSEE, MSEE), holds a Ph.D., Photonics, Inter-disciplinary Physics and Electrical Engineering from the University of Iowa. From February 2016 through May 2019, he served as a consultant to the company. In 2019, Applied Energetics purchased substantially all of the assets of Applied Optical Sciences, integrating it into Applied Energetics, and retained him as Chief Scientist through the above-mentioned Consulting Agreement.

Dr. McCahon beneficially owns approximately 7% of the company’s issued and outstanding shares of common stock.

Item 9.01 – Financial Statements and Exhibits

10.1	Executive Employment Agreement, dated as of May 1, 2023, by and between the company and Stephen McCahon.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles
Chief Executive Officer

Date: May 5, 2023

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